EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion in this amended Registration Statement and Prospectus of Infinite Group, Inc. of our report dated February 25, 2000 relating to the consolidated financial statements of Infinite Group, Inc. contained in such Registration Statement. We also consent to the reference of our Firm under the heading "Experts" in the Prospectus.

January 31, 2001

                                       /s/ FREED MAXICK SACHS & MURPHY, P.C.


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